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                                                                     EXHIBIT 5.1






                               February 6, 2001



(213) 229-7000                                                    C 16084-00129


Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California  90245


     Re:  Shelf Registration Statement on Form S-3

Ladies and Gentlemen:


     We have acted as counsel to Computer Sciences Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the registration statement to which this opinion is an exhibit (as amended from time to time, the "Registration Statement"), with respect to the offering and issuance from time to time by the Company of up to $1,000,000,000 in the aggregate of the following: (i) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), (ii) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), and (iii) one or more series of the Company's debt securities (the "Debt Securities"), which may include Debt Securities convertible into Common Stock or Preferred Stock (the "Convertible Debt Securities"). The Debt Securities, Preferred Stock, and Common Stock are herein collectively referred to as the "Securities." The Preferred Stock, Common Stock and Debt Securities may be issued as part of units consisting of any combination of such securities.

     We are familiar with the corporate action taken by the Company in connection with the Registration Statement. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.
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Computer Sciences Corporation
February 6, 2001
Page 2


     In connection with our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

     On the basis of, and in reliance on, the foregoing, and subject to (1) the assumptions, exceptions, qualifications and limitations contained herein, (2) future compliance with the pertinent provisions of the Act, (3) the effectiveness of the Registration Statement, (4) with respect to the Debt Securities and the indentures pursuant to which the Debt Securities will be issued (together, the "Indenture"), compliance with the Trust Indenture Act of 1939, as amended (the "TIA"), (5) completion of all requisite corporate action required to be taken by the Company duly to authorize each proposed issuance of Securities, (6) with respect to the Preferred Stock, the due authorization, approval and filing of the certificate of designations related thereto (the "Certificate of Designations"), and (7) with respect to the Debt Securities, due establishment of the specific terms of the Debt Securities to be issued pursuant to an Indenture in accordance with the terms of the Indenture and the due execution and delivery of the Indenture in materially the form filed as an exhibit to the Registration Statement, we are of the opinion that:


     1. When (i) the Debt Securities shall have been authorized, executed, authenticated and delivered in accordance with the terms of the Indenture pursuant to which such Debt Securities are issued, (ii) the Indenture pursuant to which such Debt Securities are issued shall have been qualified under the TIA and (iii) if in an underwritten offering, the Debt Securities shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement, the Debt Securities will be validly issued, fully paid and nonassessable and will be legally binding obligations of the Company, entitled to the benefit of the Indenture pursuant to which such Debt Securities were issued.


     2. With respect to the Common Stock issued separately or upon conversion of any Convertible Debt Securities or upon conversion of any Preferred Stock, assuming (x) the shares of Common Stock to be issued have been duly authorized by the shareholders of the Company, (y) the issuance thereof has been duly authorized by the Company, and (z) the consideration offered in exchange for such shares is valid consideration under applicable state law, when the Company receives consideration per share for the Common Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Common Stock will be validly issued, fully paid and non-assessable.

     3. With respect to the Preferred Stock issued separately or upon conversion of any Convertible Debt Securities, assuming (x) the shares of Preferred Stock to be issued have been duly authorized by the shareholders of the Company, (y) the issuance thereof has been duly authorized by the Company, and (z) the consideration offered in exchange for such shares is
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Computer Sciences Corporation
February 6, 2001
Page 3



valid consideration under applicable state law, when the Company receives consideration per share for the Preferred Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Preferred Stock will be validly issued, fully paid and non-assessable.

     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

     (a) we express no opinion as to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity, at law or in arbitration, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Debt Securities or any Indenture. We further express no opinion as to the validity or legally binding nature of any provisions in the Debt Securities or any Indenture relating to indemnification, exculpation or contribution or as to any provisions that may be construed as imposing penalties or forfeitures;

     (b) we express no opinion as to: (a) any provisions of the Debt Securities, any Indenture or any Certificate of Designations regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debt Securities, any Indenture or any Certificate of Designations or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Debt Securities, any Indenture or any Certificate of Designations; or (b) the provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest; and

     (c) in rendering the opinions set forth herein, we have assumed that all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate prospectus supplement and there will not have occurred any change in law affecting the validity or enforceability of such Securities.

     Although we are not admitted to practice in the State of Nevada, we are generally familiar with the General Corporation Law of the State of Nevada as presently in effect and have made such inquiries as we consider necessary to render the opinions related to Nevada law herein. Our opinions herein are limited to matters involving the laws of the United States of
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Computer Sciences Corporation
February 6, 2001
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America and the State of New York and the General Corporation Law of the State
of Nevada. We express no opinion as to matters involving the laws of any other jurisdiction (or any other laws of the State of Nevada). This opinion is limited to the effect to the present state of the laws of the United States of America and the State of New York and, to the limited extent set forth in the second preceding sentence, the State of Nevada, and the facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, or such facts, be changed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as amended from time to time, and to the reference to our name under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     You have informed us that you intend to issue Common Stock, Preferred Stock and Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Common Stock, Preferred Stock or Debt Securities, (i) you will advise us in writing of the terms thereof and
(ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Common Stock, Preferred Stock or Debt Securities are to be issued (including the applicable prospectus supplement) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Common Stock, Preferred Stock or Debt Securities.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                              Very truly yours,


                              /s/ Gibson, Dunn & Crutcher LLP

                              GIBSON, DUNN & CRUTCHER LLP